SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 19, 2007

Intelligroup, Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

499 Thornall Street
Edison, New Jersey	08837
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1600
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01. Other Information.

On December 19, 2007, Intelligroup, Inc. (“the Company”) issued a press release to announce that the United States District Court for the District of New Jersey (“Court”) dismissed plaintiff’s third amended consolidated complaint against the Company and certain former officers in the Shareholder Class Action (as defined below). The plaintiffs have not appealed the Court’s decision to dismiss the Shareholder Class Action. The full text of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

As previously disclosed, on or about October 12, 2004, the first of six class action lawsuits was filed, on behalf of a purported class of investors who purchased the Company’s common stock, against the Company and certain former officers (“Defendants”) in the Court. In August 2005, the Court consolidated the six class actions (the “Shareholder Class Action”) and appointed a lead plaintiff. The Shareholder Class Action generally alleged violations of federal securities laws, including allegations that the Defendants made materially false and misleading statements regarding the Company’s financial condition and that the Defendants materially overstated financial results by engaging in improper accounting practices. The Class Period alleged was May 1, 2001 through September 24, 2004.

The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 2.02 shall be deemed to be furnished, and not filed:

Exhibit No.	Description
99.1	Press Release of Intelligroup, Inc. dated December 19, 2007.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTELLIGROUP, INC.

By:	/s/ Alok Bajpai
Name:	Alok Bajpai
Title:	Treasurer and CFO

Date: December 19, 2007